Exhibit 99.1

Slinger Announces Strong Sales Results from Black Friday/Cyber Monday Promotion

The weeklong promotion generated over $1 million in sales, smashing the previous records for daily and weekly Slinger Bag sales

BALTIMORE, Dec. 2, 2021 (GLOBE NEWSWIRE) — Slinger® (OTCQB: SLBG), a leading connected sports technology company, today announced results from its 2021 Black Friday/Cyber Monday sales promotion. From November 25th through December 1st, the company recorded sales of approximately $1.2 million, breaking its previous daily record for sales multiple times.

“We were cautiously optimistic heading into the sale this year given the global demand for the Slinger Bag from tennis enthusiasts, and we believed it was the perfect product for this period of incredible e-commerce activity,” said Juda Honickman, Slinger’s Chief Marketing Officer. “Even in our most optimistic projections we did not foresee sales at this level, which speaks to the affinity we have built across tennis in less than two years. Our consumers know that we offer a fun, innovative and convenient way to play tennis, and they also recognize the value of this disruptive product as a must-have product for their tennis game.”

“I am very proud of Juda and our entire team for mobilizing this year’s promotion,” said Slinger CEO Mike Ballardie. “Our goal for the Slinger Bag is to have one in the hands of every tennis enthusiast in the world, and this past week shows that the demand continues to grow. Even with the early sales success we have seen, the innovation with the Slinger Bag never stops, as we are always searching for ways to make it more portable and affordable, with add-ons to enhance its usability for players of all levels. We are also eager to expand our product offering out into other racquet sports in the new year, as well as for our connected sports technology platform and will have more to share on that soon.”

The Slinger Bag has quickly become one of the most sought-after consumer tech products in tennis, receiving widespread acclaim in the process and is now sold in nearly 70 countries across five continents and has achieved distribution deals worth over $250M over the next five years.

The Slinger Bag is available to order now - to find out more about Slinger Bag, visit https://slingerbag.com.

ENDS

For Slinger Investor Relations inquiries visit www.slingerbagir.com, or contact investors@slingerbag.com or (443)407-7564

For Slinger media enquiries in U.S & Canada contact the US Press Office, Brigid Margeson, bmargeson@uproarpr.com, at Uproar PR, (415)939-8779

For Slinger media enquiries in U.K, Europe and Australia contact the UK Press Office, Joe Murgatroyd, Press@slingerbag.com, at Brandnation, +44(0)207 940 7294

Slinger® is a leading connected sports company focused on delivering innovative, game improvement technologies and equipment across tennis and other ball sports. Slinger® enhances the skill and enjoyment levels of players of all ages and abilities and is initially focused on building its brand within the global tennis market, through its Slinger Bag® Tennis Ball Launcher and Accessories. Slinger has underpinned its proof of concept with over $250M of retail value in global distribution agreements since the Spring of 2020 for the Slinger Bag®. Slinger® is disrupting what are traditional global sports markets with its patented, highly transportable, and affordable Slinger Bag® Launcher and its suite of connected app and SaaS services.

Slinger Bag Disclaimer: Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve a high degree of risk and uncertainty, are predictions only and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include the uncertainty regarding viability and market acceptance of the Company’s products and services, the ability to complete development plans in a timely manner, changes in relationships with third parties, product mix sold by the Company and other factors described in the Company’s most recent periodic filings with the Securities and Exchange Commission, including its 2019 Annual Report on Form 10-K and quarterly reports on Form 10-Q.

Forward-Looking Statements: This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

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